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                                                                    EXHIBIT 23.1


               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-__) pertaining to the 2001 Stock Option Plan, the 2001 Non-Employee Directors Stock Option Plan, the 1999 Stock Option Plan, the 1999 Non-Employee Directors Stock Option Plan, the 1996 Stock Option Plan, the 1996 Non-Employee Directors Stock Option Plan, the 1995 Stock Option Plan of AmeriSource Health Corporation, the Bergen Brunswig Corporation 1999 Management Stock Incentive Plan, the Bergen Brunswig Corporation 1999 Non-Employee Director's Stock Plan, the Amended and Restated 1989 Stock Incentive Plan of Bergen Brunswig Corporation and Subsidiary Companies and the Pharmerica, Inc. Stock Options of: our report dated May 21, 2001, with respect to the consolidated balance sheet of AmerisourceBergen Corporation as of March 31, 2001 included in its Registration Statement on Form S-4 (No. 333-61440), filed with the Securities and Exchange Commission; and our report dated November 2, 2000 (except for Note 14, as to which the date is December 18, 2000), with respect to the consolidated financial statements and schedules of AmeriSource Health Corporation included in its Annual Report (Form 10-K) for the year ended September 30, 2000, filed with the Securities and Exchange Commission.

                                             /s/ Ernst & Young LLP


Philadelphia, Pennsylvania
September 7, 2001